UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2019

GOLDEN DEVELOPING SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-56051	82-2911016
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 E Mississippi Ave, Suite 315

Denver, CO 80246

(Address of principal executive offices) (Zip Code)

855-590-9949
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Termination Agreement

Golden Developing Solutions, Inc., a Nevada corporation (the “Company”), entered into a Termination Agreement (the “Termination Agreement”) with Infusionz, LLC, a Colorado limited liability company (“Infusionz”) on October 4, 2019 (the “Closing Date”), whereby the Company and Infusionz elected to terminate the March 8, 2019 Asset Purchase Agreement (the “Asset Purchase Agreement”). The Asset Purchase Agreement resulted in the Company’s acquisition of Infusionz’s assets. Infusionz and the Company agreed to unwind the Company’s acquisition of Infusionz’s assets pursuant to the terms of the Asset Purchase Agreement.

The Termination Agreement provides that the Company will return all of Infusionz’s assets to Infusionz and will transfer and assign leases for three properties in Colorado (two in Denver and one in Lakewood) to Infusionz. The Termination Agreement also provides for the termination of the Employment Agreements between the Company and each of Nathan Weinberg and Joe Reid.

The Termination Agreement provides that Infusionz and all associated members will return the stock consideration granted to them pursuant to the Asset Purchase Agreement. The stock consideration to be returned to the Company is in the amount of $2,600,000 worth of shares. The Termination Agreement provides that Infusionz will release the Company from the promissory note issued as payment for the assets pursuant to the Asset Purchase Agreement (the “Original Note”) and any and all obligations therein. The Termination Agreement provides that the Company will issue two unsecured promissory notes to Infusionz each in the principal amount of $25,000 with neither of these notes being convertible. The Termination Agreement further provides that the Company will assign, and Infusionz will assume, certain assets and contracts as defined therein.

Promissory Notes

The Notes became effective as of the Closing Date, and both Notes are due and payable on December 31, 2019 (the “Maturity Dates”). The Notes entitles Infusionz to 3% interest per annum. Upon an Event of Default (as defined in the Notes), the Notes entitle Infusionz to interest at the rate of 15% per annum. The Notes may not be converted into shares of the Company’s common stock. The Company may prepay the principal outstanding together with accrued and unpaid interest in whole or in part at anytime without penalty or premium pursuant to the terms of the Notes.

In the event of a default, without demand, presentment or notice, the Note shall become immediately due and payable.

The foregoing provides only brief descriptions of the material terms of the Termination Agreement and the Notes, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the Termination Agreement and the Notes, respectively, filed as exhibits to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The relevant disclosure provided under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01	Completion of Disposition of Assets

The relevant disclosure provided under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure relevant provided under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Promissory Note, issued to Infusionz, LLC on October 4, 2019 and effective as of October 4, 2019
4.2	Promissory Note, issued to Infusionz, LLC on October 4, 2019 and effective as of October 4, 2019
10.1	Termination Agreement dated October 4, 2019, by and between Golden Developing Solutions, Inc. and Infusionz, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN DEVELOPING SOLUTIONS, INC.

Date: October 11, 2019	By:	/s/ Stavros Triant
Stavros Triant
Chief Executive Officer

3